Exhibit 99.1

POTBELLY CORPORATION REPORTS RESULTS

FOR SECOND FISCAL QUARTER 2017

Chicago, IL, August 4, 2017 – Potbelly Corporation (NASDAQ: PBPB) today reported financial results for the second fiscal quarter ended June 25, 2017.

Key highlights for the thirteen weeks ended June 25, 2017 compared to the thirteen weeks ended June 26, 2016 include:

•	Total revenues increased 3.0% to $108.1 million from $105.0 million.
•	Company-operated comparable store sales decreased 4.9%.
•	Sixteen new shops opened, including three franchised shops and thirteen company-operated shops.
•

GAAP net loss attributable to Potbelly Corporation was $0.1 million, inclusive of a $3.3 million impairment charge compared to net income of $3.4 million, inclusive of a $1.0 million impairment charge. GAAP diluted loss per share was $0.01 compared to diluted EPS of $0.13.

•	Adjusted net income[1] attributable to Potbelly Corporation decreased 31.6% to $2.7 million from adjusted net income of $4.0 million. Adjusted diluted EPS decreased 26.7% to $0.11 from $0.15.
•	EBITDA[1] decreased 41.3% to $6.5 million from $11.1 million.
•	Adjusted EBITDA[1] decreased 8.7% to $11.8 million from $12.9 million.

Key highlights for the twenty-six weeks ended June 25, 2017 compared to the twenty-six weeks ended June 26, 2016 include:

•	Total revenues increased 4.4% to $209.8 million from $201.0 million.
•	Company-operated comparable store sales decreased 4.0%.
•	Twenty-seven new shops opened, including eleven franchised shops and sixteen company-operated shops.
•

GAAP net income attributable to Potbelly Corporation decreased 87.8% to $0.5 million, inclusive of a $4.2 million impairment charge compared to net income of $4.5 million, inclusive of a $1.0 million impairment charge. GAAP diluted EPS decreased 88.2% to $0.02 from $0.17.

•	Adjusted net income[1] attributable to Potbelly Corporation decreased 21.0% to $4.0 million from adjusted net income of $5.1 million. Adjusted diluted EPS decreased 15.8% to $0.16 from $0.19.
•	EBITDA[1] decreased 24.9% to $14.0 million from $18.6 million.
•	Adjusted EBITDA[1] decreased 0.5% to $21.0 million from $21.1 million.

Mike Coyne, Chief Financial Officer and interim Chief Executive Officer of Potbelly Corporation, commented, "During the second quarter, we generated revenue of $108 million, an increase of 3%, driven by our new unit growth, offset by the impact of our comparable store sales, which decreased 4.9%. While disappointed with our top-line performance, we are encouraged by our ability to manage costs, drive solid flow-through delivering shop-level profit margin of 19.2%, and generate adjusted EBITDA of $11.8 million.”

Coyne continued, "While the overall restaurant operating environment remains challenging and we do not contemplate an improvement in industry trends in our outlook for 2017, we remain confident in the strength of our brand. We are testing a number of targeted initiatives to further build our brand and improve our traffic trends. In addition, to build a stronger Potbelly for the long-term, we are undertaking a comprehensive review of our business strategy. Over the next few months we will analyze every aspect of our business including, but not limited to, our capital structure and allocation, returns on invested capital, operational productivity, our marketing strategy, the pace of our company-owned unit growth, capital expenditures, and potential ways to accelerate franchising. In addition, we have engaged J.P. Morgan Securities, LLC as our financial advisor to assist with this review and development of strategic business alternatives. Potbelly remains open to all strategic options that would potentially significantly enhance shareholder value over the long-term.”

2017 Outlook

For the full fiscal year of 2017, management currently expects:

•	45-50 total new shop openings, including 30-35 company-operated shop openings;
•	A mid-single digit decrease in company-operated comparable store sales;
•	An effective tax rate to range from 36% to 38%, excluding the discrete tax benefit or deficiency of ASU 2016-09, which could significantly impact our tax rate for 2017;
•	Full year adjusted diluted earnings per share of $0.30 to $0.33;
•	Comparable categories of adjustments to net income as discussed in the “Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures.”

Projected adjusted diluted earnings per share set forth above are measures not recognized under GAAP. Please see “Non-GAAP Financial Measures” below.

Conference Call

A conference call and audio webcast has been scheduled for 8:00 a.m. Eastern Time today to discuss these results. Details of the conference call are as follows:

Date:	Friday, August 4, 2017
Time:	8:00 a.m. Eastern Time
Dial-In #:	877-407-0784 U.S. & Canada
201-689-8560 International
Confirmation code:	13666741

Alternatively, the conference call will be webcast at www.potbelly.com on the “Investor Relations” webpage. For those unable to participate, an audio replay will be available from 11:00 a.m. Eastern Time on Friday, August 4, 2017 through midnight Friday, August 11, 2017. To access the replay, please call 844-512-2921 (U.S. & Canada) or 412-317-6671 (International) and enter confirmation code 13666741. A web-based archive of the conference call will also be available at the above website.

About Potbelly

Potbelly Corporation is a fast-growing neighborhood sandwich concept offering toasty warm sandwiches, signature salads and other fresh menu items served by engaging people in an environment that reflects the Potbelly brand. Our Vision is for our customers to feel that we are their “Neighborhood Sandwich Shop” and to tell others about their great experience. Our Mission is to make people really happy and to improve every day. Our Passion is to be “The Best Place for Lunch.” The Company owns and operates over 400 shops in the United States and our franchisees operate over 40 shops domestically, in the Middle East, the United Kingdom and Canada. For more information, please visit our website at www.potbelly.com.

Definitions

The following definitions apply to these terms as used throughout this press release:

•

Revenues – represents net company-operated sandwich shop sales and our franchise operations. Net company-operated shop sales consist of food and beverage sales, net of promotional allowances and employee meals. Franchise royalties and fees consist of an initial franchise fee, a franchise development agreement fee and royalty income from the franchisee.

•	Company-operated comparable store sales – represents the change in year-over-year sales for the comparable company-operated store base open for 15 months or longer.
•	EBITDA – represents net income before depreciation and amortization expense, interest expense and the provision for income taxes.
•

Adjusted EBITDA – represents net income before depreciation and amortization expense, interest expense and the provision for income taxes, adjusted to eliminate the impact of other items, including certain non-cash as well as other items that we do not consider representative of our ongoing operating performance.

•

Adjusted net income – represents net income, excluding impairment, gain or loss on the disposal of property and equipment and store closure expense, as well as other items that we do not consider representative of our ongoing operating performance.

•

Shop-level profit – represents income from operations less franchise royalties and fees, general and administrative expenses, depreciation expense, pre-opening costs and impairment and loss on the disposal of property and equipment.

•	Shop-level profit margin – represents shop-level profit expressed as a percentage of net company-operated sandwich shop sales.
•

Adjusted diluted earnings per share – represents net income, excluding impairment, gain or loss on the disposal of property and equipment and store closure expense on a fully diluted per share basis as well as other items that we do not consider representative of our ongoing operating performance.

1Non-GAAP Financial Measures

We prepare our financial statements in accordance with Generally Accepted Accounting Principles (“GAAP”). Within this press release, we make reference to EBITDA, adjusted EBITDA, adjusted net income, shop-level profit and shop-level profit margin, which are non-GAAP financial measures. The Company includes these non-GAAP financial measures because management believes they are useful to investors in that they provide for greater transparency with respect to supplemental information used by management in its financial and operational decision making. Beginning in the first quarter of 2017, the Company modified its definition of adjusted EBITDA to eliminate the adjustments of pre-opening and public company costs from its definition.  The Company believes these refinements improve the usefulness and comparability of adjusted EBITDA. Prior period adjusted EBITDA financial measures have been restated to reflect this change within this press release.

Management uses adjusted EBITDA and adjusted net income to evaluate the Company’s performance and in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. Adjusted EBITDA and adjusted net income exclude the impact of certain non-cash charges and other special items that affect the comparability of results in past quarters. Management uses shop-level profit and shop-level profit margin as key metrics to evaluate the profitability of incremental sales at our shops, to evaluate our shop performance across periods and to evaluate our shop financial performance against our competitors.

Accordingly, the Company believes the presentation of these non-GAAP financial measures, when used in conjunction with GAAP financial measures, is a useful financial analysis tool that can assist investors in assessing the Company’s operating performance and underlying prospects. This analysis should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. This analysis, as well as the other information in this press release, should be read in conjunction with the Company’s financial statements and footnotes contained in the documents that the Company files with the U.S. Securities and Exchange Commission. The non-GAAP financial measures used by the Company in this press release may be different from the methods used by other companies. For more information on the non-GAAP financial measures, please refer to the table, “Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures.”

This press release includes certain non-GAAP forward-looking information (including, but not limited to under the heading “2017 Outlook”), namely adjusted net income and adjusted diluted earnings per share. The Company believes that a quantitative reconciliation of such forward-looking information to the most comparable financial measure calculated and presented in accordance with GAAP cannot be made available without unreasonable efforts. A reconciliation of these non-GAAP financial measures would require the Company to predict the timing and likelihood of outcomes that determine future impairments and the tax benefit of any such future impairments. Neither of these measures, nor their probable significance, can be reliably quantified due to the inability to forecast future impairments.

Forward-Looking Statements

Except for the historical information contained in this press release, the matters addressed are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements, written, oral or otherwise made, represent the Company’s expectation or belief concerning future events. Without limiting the foregoing, the words “believes,” “expects,” “may,” “will,” “should,” “seeks,” “intends,” “plans,” “strives,” “goal,” “estimates,” “forecasts,” “projects” or “anticipates” and similar expressions are intended to identify forward-looking statements. By nature, forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or implied by the forward-looking statement. Forward-looking statements are based on current expectations and assumptions and currently available data and are neither predictions nor guarantees of future events or performance. You should not place undue reliance on forward-looking statements, which speak only as of the date hereof. See “Risk Factors” and “Cautionary Statement on Forward-Looking Statements” included in our most recent annual report on Form 10-K and other risk factors described from time to time in subsequent quarterly reports on Form 10-Q, all of which are available on our website at www.potbelly.com.

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Contact:	Investor Relations

Investors@Potbelly.com

312-428-2950

Potbelly Corporation

Consolidated Statements of Operations and Margin Analysis – Unaudited

(Amounts in thousands, except share and per share data)

	For the 13 Weeks Ended				For the 26 Weeks Ended
	June 25,	% of	June 26,	% of	June 25,	% of	June 26,	% of
	2017	Revenue	2016	Revenue	2017	Revenue	2016	Revenue
Revenues
Sandwich shop sales, net	$107,382	99.3%	$104,466	99.5%	$208,241	99.2%	$199,892	99.5%
Franchise royalties and fees	754	0.7	570	0.5	1,594	0.8	1,099	0.5
Total revenues	108,136	100.0	105,036	100.0	209,835	100.0	200,991	100.0

Expenses
Sandwich shop operating expenses
Cost of goods sold, excluding depreciation	28,635	26.5	28,500	27.1	55,298	26.4	54,746	27.2
Labor and related expenses	31,564	29.2	29,935	28.5	62,026	29.6	58,097	28.9
Occupancy expenses	14,269	13.2	13,174	12.5	28,438	13.6	25,931	12.9
Other operating expenses	12,252	11.2	10,687	10.2	23,885	11.3	21,232	10.6
General and administrative expenses	10,919	10.1	10,305	9.8	21,271	10.1	20,828	10.4
Depreciation expense	6,446	6.0	5,676	5.4	12,645	6.0	11,340	5.6
Pre-opening costs	546	0.5	239	0.2	619	0.3	391	0.2
Impairment and loss on disposal of property and equipment	3,341	3.1	1,008	1.0	4,226	2.0	1,025	0.5
Total expenses	107,972	99.8	99,524	94.8	208,408	99.3	193,590	96.3
Income from operations	164	0.2	5,512	5.2	1,427	0.7	7,401	3.7

Interest expense	41	*	41	*	69	*	69	*
Income before income taxes	123	0.1	5,471	5.2	1,358	0.6	7,332	3.6
Income tax expense	186	0.2	2,039	1.9	739	0.4	2,772	1.4
Net income (loss)	(63)	*	3,432	3.3	619	0.3	4,560	2.3
Net income attributable to non-controlling interest	75	*	59	*	74	*	99	*
Net income (loss) attributable to Potbelly Corporation	$(138)	(0.1)%	$3,373	3.2%	$545	0.3%	$4,461	2.2%

Net income (loss) per common share attributable to common shareholders:
Basic	$(0.01)		$0.13		$0.02		$0.17
Diluted	$(0.01)		$0.13		$0.02		$0.17
Weighted average common shares outstanding:
Basic	25,033,868		25,818,571		25,066,374		26,039,082
Diluted	25,033,868		26,459,087		25,981,051		26,597,012

_________________

*	Amount is less than 0.1%

Potbelly Corporation

Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures – Unaudited

(Amounts in thousands, except share and per share data)

	For the 13 Weeks Ended		For the 26 Weeks Ended
	June 25,	June 26,	June 25,	June 26,
	2017	2016	2017	2016
Net income (loss) attributable to Potbelly Corporation, as reported	$(138)	$3,373	$545	$4,461
Impairment, loss on disposal of property and equipment, and closures(1)	3,440	1,011	4,376	1,028
CEO transition costs(2)	974	—	974	—
Tax impact(3)	(1,540)	(382)	(1,867)	(389)
Adjusted net income attributable to Potbelly Corporation	$2,736	$4,002	$4,028	$5,100

Net income (loss) attributable to Potbelly Corporation per share, basic	$(0.01)	$0.13	$0.02	$0.17
Net income (loss) attributable to Potbelly Corporation per share, diluted	$(0.01)	$0.13	$0.02	$0.17

Adjusted net income attributable to Potbelly Corporation per share, basic	$0.11	$0.16	$0.16	$0.20
Adjusted net income attributable to Potbelly Corporation per share, diluted	$0.11	$0.15	$0.16	$0.19

Shares used in computing adjusted net income attributable to Potbelly Corporation:
Basic	25,033,868	25,818,571	25,066,374	26,039,082
Diluted	25,880,705	26,459,087	25,981,051	26,597,012

	For the 13 Weeks Ended		For the 26 Weeks Ended
	June 25,	June 26,	June 25,	June 26,
	2017	2016	2017	2016
Net income (loss) attributable to Potbelly Corporation, as reported	$(138)	$3,373	$545	$4,461
Depreciation expense	6,446	5,676	12,645	11,340
Interest expense	41	41	69	69
Income tax expense	186	2,039	739	2,772
EBITDA	$6,535	$11,129	$13,998	$18,642
Impairment, loss on disposal of property and equipment, and closures(1)	3,440	1,011	4,376	1,028
Stock-based compensation	856	789	1,676	1,466
CEO transition costs(2)	974	—	974	—
Adjusted EBITDA	$11,805	$12,929	$21,024	$21,136

Potbelly Corporation

Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures – Unaudited

(Amounts in thousands, except selected operating data)

	For the 13 Weeks Ended		For the 26 Weeks Ended
	June 25,	June 26,	June 25,	June 26,
	2017	2016	2017	2016
Income from operations	$164	$5,512	$1,427	$7,401
Less: Franchise royalties and fees	754	570	1,594	1,099
General and administrative expenses	10,919	10,305	21,271	20,828
Depreciation expense	6,446	5,676	12,645	11,340
Pre-opening costs	546	239	619	391
Impairment and loss on disposal of property and equipment	3,341	1,008	4,226	1,025
Shop-level profit [Y]	$20,662	$22,170	$38,594	$39,886
Total revenues	$108,136	$105,036	$209,835	$200,991
Less: Franchise royalties and fees	754	570	1,594	1,099
Sandwich shop sales, net [X]	$107,382	$104,466	$208,241	$199,892
Shop-level profit margin [Y÷X]	19.2%	21.2%	18.5%	20.0%

	For the 13 Weeks Ended		For the 26 Weeks Ended
	June 25,	June 26,	June 25,	June 26,
	2017	2016	2017	2016
Selected Operating Data
Shop Activity:
Company-operated shops, end of period	424	382	424	382
Franchise shops, end of period	54	39	54	39
Revenue Data:
Company-operated comparable store sales	(4.9%)	1.7%	(4.0%)	2.6%

Footnotes to the Press Release, Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures

& Selected Operating Data

(1)

This adjustment includes costs related to impairment of long-lived assets, loss on disposal of property and equipment and shop closure expenses. Shop closure expenses are recorded in general and administrative expenses in the consolidated statement of operations.

(2)

As a result of the departure of the former CEO, the Company incurred certain costs related to the transition. Transition costs were included in general and administrative expenses in the condensed consolidated statements of operations and were related to the accelerated vesting of share-based compensation awards, as well as salary related charges in accordance with the former CEO’s employment agreement.

(3)	For the thirteen and twenty-six weeks ended June 25, 2017 and June 26, 2016, the tax impact associated with the adjustments above is based on effective tax rates of 34.9% and 37.8%, respectively.